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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Foothill Independent Bancorp:

We consent to the incorporation by reference of our report dated March 8, 1999, on the financial statements of Foothill Independent Bank Partners in Your Future retirement plan as of December 31, 1999 and 1998, included as part of this Form 10-K into the Registration Statement on Form S-8 (Registration Number 33-57586).


                                              /s/ Vavrinek, Trine, Day & Company
                                              ----------------------------------
                                                  VAVRINEK, TRINE, DAY & COMPANY
                                                  Certified Public Accountants

April 21, 1999
Rancho Cucamonga, California